                         EXHIBIT 4B



                     SPRINT CORPORATION
                             TO
             THE FIRST NATIONAL BANK OF CHICAGO
                           Trustee



                First supplemental indenture
                  Dated as of March 1, 1995



                       DEBT SECURITIES
     Supplemental to Indenture dated as of July 1, 1992

First Supplemental Indenture dated as of March 1, 1995
(this "Supplemental Indenture"), made and entered into by and between Sprint Corporation, a corporation organized and existing under the laws of the State of Kansas having its principal office at 2330 Shawnee
Mission Parkway, Westwood, Kansas 66205 (the
"Company"), and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").
Whereas the Company entered into an Indenture dated as of July 1, 1992 (the "Basic Indenture") with the
Trustee, for the purposes of issuing its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and
Whereas the Company proposes to issue a series of Securities denominated its "8-1/4% Exchangeable Notes
Due March 31, 2000" representing up to 4,342,729 of its "Debt Exchangeable for Common StockSM (such Securities being referred to herein as the "DECSSM), the principal amount at Maturity of which is mandatorily exchangeable into shares of Common Stock, par value
$1.00 per share ("SNET Common Stock"), of Southern New
England Telecommunications Corporation ("SNET"), or, at the option of the Company, cash, in either case at the Exchange Rate as described herein; and Whereas Sections 901(7) and (9) of the Basic Indenture provide that without the consent of the Holders of Securities, the Company, when authorized by Board
Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Basic Indenture which may be inconsistent with any other provision of the Basic Indenture or to make any other provisions with respect to matters or questions arising under the Basic Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and
Whereas the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and Whereas all things necessary to make this Supplemental
Indenture a valid agreement of the Company in accordance with its terms have been done:

Now, Therefore:
For and in consideration of the premises and purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Basic Indenture or this Supplemental Indenture, as follows:
SECTION 1. The Basic Indenture is hereby amended by amending Section 301 of the Basic Indenture by (i) adding as a new subsection (18) the following: "(18) the obligation, if any, of the Company to permit the conversion or exchange of the Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation; and"; and by (ii) renumbering current subsection (18) of Section 301 to subsection (19).
SECTION 2.  The Basic Indenture is hereby amended,
solely with respect to a series of Securities that consists of DECS, as follows:
(a) By amending Section 101 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:
"Business Day" for purposes of the DECS has the meaning specified in Section 1401.
"Closing Price" has the meaning specified in Section
1401.
"Extraordinary Cash Dividend" has the meaning specified in Section 1403.
"Initial Price" has the meaning specified in Section
1401.
"Maturity Price" has the meaning specified in Section
1401.
"SNET" has the meaning specified in Section 1401.
"SNET Common Stock" has the meaning specified in
Section 1401.
"SNET Successor" has the meaning specified in Section
1403.
"NYSE" has the meaning specified in Section 1401.
"Reorganization Event" has the meaning specified in
Section 1403.
"Threshold Appreciation Price" has the meaning specified in Section 1401.
"Trading Day" has the meaning specified in Section
1401.
"Transaction Value" has the meaning specified in
Section 1403.
(b) By amending Section 902(1) of the Basic Indenture by adding to the end thereof the following: "or change the terms under which the DECS are exchangeable as set forth in Article Fourteen".
(c) By adding the following Article Fourteen:

                   "ARTICLE FOURTEEN
                   Exchange of DECS
Section 1401.  Exchange at Maturity.
At Maturity, the principal amount payable with respect to each DECS shall be automatically and mandatorily exchanged into a number of shares of Common Stock, par value $1.00 ("SNET Common Stock"), of Southern New
England Telecommunications Corporation ("SNET") at the
Exchange Rate (as defined below). As a result, Holders of the DECS may not receive a payment representing the principal amount of such DECS. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the SNET Common Stock as provided for in Section 1403, (a) if the Maturity Price
(as defined below) is greater than or equal to $36.75 per share of SNET Common Stock (the "Threshold
Appreciation Price"), 0.86735 shares of SNET Common
Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $31.875 per share of SNET Common Stock (the "Initial
Price"), a fractional share of SNET Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest
1/10,000th of a share or, if there is not a nearest
1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of SNET Common
Stock per DECS.  No fractional shares of SNET Common
Stock will be issued at Maturity as provided in Section
1402. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of SNET
Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of SNET Common Stock at the Maturity
Price. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of SNET
Common Stock pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.
The "Maturity Price" is defined as the average
Closing Price per share of SNET Common Stock on the 20 Trading Days immediately prior to, but not including, the Maturity Date. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc.
Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A
"Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.
"Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.
Section 1402.  No Fractional Shares.
No fractional shares or scrip representing fractional shares of SNET Common Stock shall be issued or delivered upon the exchange at Maturity of any DECS.
If more than one DECS shall be surrendered for exchange at one time by the same Holder, the number of full shares of SNET Common Stock which shall be delivered upon exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity. Instead of any fractional share of SNET Common Stock which would otherwise be deliverable upon exchange of any DECS at Maturity, the Company, through any applicable Paying
Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The
Company shall, upon exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of SNET Common Stock deliverable upon exchange of such DECS, and the Company shall retain such fractional shares of SNET Common Stock.
Section 1403.  Adjustment of Exchange Rate.
(a) Adjustment for Distributions, Reclassifications, etc.
The Exchange Rate shall be subject to adjustment from time to time as follows:

(i) If SNET shall:
(A) pay a dividend or make a distribution with respect to the SNET Common Stock in shares of such stock;
(B) subdivide or split the outstanding shares of SNET
Common Stock into a greater number of shares;
(C) combine the outstanding shares of SNET Common Stock into a smaller number of shares; or
(D) issue by reclassification of shares of SNET Common
Stock any shares of common stock of SNET;
then, in any such event, the Exchange Rate in effect immediately prior to such event shall each be adjusted so that the holder of any DECS shall thereafter be entitled to receive, upon mandatory exchange of the principal amount of such DECS at Maturity, as set forth in Section 1401, the number of shares of SNET Common
Stock which such holder would have owned or been entitled to receive immediately following any event described above had such DECS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business
Day next following the record date for determination of holders of SNET Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.
(ii) If SNET shall, after the date hereof, issue rights or warrants to all holders of SNET Common Stock entitling them to subscribe for or purchase shares of SNET Common Stock (other than rights to purchase SNET
Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of SNET Common Stock
(determined for purposes of this clause (ii) as the average Closing Price per share of SNET Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of SNET Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of SNET Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of SNET Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of SNET Common Stock which the aggregate offering price of the total number of shares of SNET
Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average
Closing Price per share of SNET Common Stock on the 20
Trading Days immediately prior to the date such rights or warrants are issued), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of SNET
Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of SNET Common Stock actually delivered. Each such adjustment shall be made successively.
(iii) If SNET shall pay a dividend or make a distribution to all holders of SNET Common Stock of evidences of its indebtedness or other assets
(excluding any dividends or distributions referred to in subparagraph (i) above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash
Dividends (as defined in clause (vi) below)) or shall issue to all holders of SNET Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the SNET Common
Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this clause (iii) as the average Closing Price per share of SNET Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of SNET Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of SNET Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.
(iv) Any shares of SNET Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of SNET
Common Stock under subparagraph (ii) above.
(v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of SNET
Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).
No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i), (ii) or
(iii) of this Section 1403(a), an adjustment shall also be made to the Maturity Price solely to determine which of paragraphs (a), (b) or (c) of the definition of Exchange Rate in Section 1401 will apply at Maturity.
The required adjustment shall be determined by multiplying the Maturity Price by the number determined under subparagraph (i), (ii) or (iii) by which the then existing Exchange Rate was multiplied to adjust such rate. This subparagraph (v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a),
(b) and (c) of the definition of Exchange Rate.
(vi) For purposes of the foregoing, the term
"Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to SNET Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the SNET Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the SNET Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause
(iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 1403(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in
Section 1403(a).
(b) Adjustment for Consolidation, Merger or Other
Reorganization Event. In the event of (i) any consolidation or merger of SNET, or any surviving entity or subsequent surviving entity of SNET (a "SNET
Successor"), with or into another entity (other than a merger or consolidation in which SNET is the continuing corporation and in which the SNET Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of SNET or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of SNET, or any SNET
Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of SNET or any SNET successor with another corporation
(other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of SNET or any SNET Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange at Maturity for each DECS will be adjusted to provide that each holder of DECS will receive at Maturity cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.86735 multiplied by the
Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial
Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of SNET Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property received per share of SNET Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of SNET Common
Stock. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) above, as applicable. The kind and amount of securities into which the DECS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

Section 1404.  Notice of Adjustments and Certain Other
Events.
(a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:
(i) forthwith compute the adjusted Exchange Rate in accordance with Section 1403 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the DECS; and
(ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section 1403 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding DECS of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate per DECS, provided, that such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 1403(a)(v) in order to determine the Exchange Rate at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.
(b) In case at any time while any of the DECS are outstanding the Company receives notice that:
(i) SNET shall declare a dividend (or any other distribution) on or in respect of the SNET Common Stock to which Section 1403(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by SNET that do not constitute
Extraordinary Cash Dividends);
(ii) SNET shall authorize the issuance to all holders of SNET Common Stock of rights or warrants to subscribe for or purchase shares of SNET Common Stock or of any other subscription rights or warrants;
(iii) there shall occur any conversion or reclassification of SNET Common Stock (other than a subdivision or combination of outstanding shares of such SNET Common Stock) or any consolidation, merger or reorganization to which SNET is a party and for which approval of any stockholders of SNET is required, or the sale or transfer of all or substantially all of the assets of SNET; or
(iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of SNET;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee
(or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of SNET Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.
(c) On or prior to seven Business Days preceding the Stated Maturity of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has irrevocably elected to deliver SNET Common Stock or cash (or any other property or securities that may be delivered pursuant to Section 1403(b)) upon the mandatory exchange of the principal amount of the DECS in accordance with Section 1401.
Section 1405.  Taxes.
(a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of SNET Common
Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of SNET Common Stock in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.
(b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:
(i) to treat, for U.S. federal income tax purposes, each DECS as a unit (the "unit characterization") consisting of (A) a debt obligation (the "Exchange
Note") with a fixed principal amount and issue price equal to the principal amount of the DECS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the SNET Common Stock to which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such SNET
Common Stock), which treatment will require, among other things, the Holder to include in income as interest, in accordance with its method of accounting, payments made with respect to the DECS that are denominated as interest;
(ii) in the case of an initial purchase, to allocate the entire purchase price of a DECS to the Exchange
Note and to allocate no part thereof to the Purchase
Contract; and
(iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required otherwise by an applicable taxing authority).
Section 1406.  Shares Free and Clear.
The Company hereby warrants that upon exchange of a DECS at Maturity pursuant to this Indenture, the Holder of a DECS shall receive all rights held by the Company in the SNET Common Stock for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any SNET
Common Stock by the prior owner thereof, prior to the time such SNET Common Stock was acquired by the Company. Except as provided in Section 1405(a), the Company will pay all taxes and charges with respect to the delivery of SNET Common Stock delivered in exchange for DECS hereunder. In addition, the Company further warrants that any SNET Common Stock so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of
SNET).
Section 1407.  Cancellation of Security.
Upon receipt by the Trustee of DECS delivered to it for exchange under this Article Fourteen, the Trustee shall cancel and dispose of the same as provided in Section
309.
Section 1408.  Limitations on Trading During Certain
Days.
The Company hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of SNET
Common Stock for their own account during the 20
Trading Days prior to the Stated Maturity of the DECS.
For purposes hereof, "Majority-Owned Subsidiary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Company and/or one or more of the Company's other Majority-Owned Subsidiaries."
(d) By amending the table of contents of the Basic
Indenture to reflect the additions described in subsections (a) and (c) of this Section 2.
SECTION 3.  The form of DECS attached hereto as Exhibit
A is hereby adopted, pursuant to Section 901(7) of the Indenture, as a form of Securities of a series that consists of DECS.
SECTION 4. The Basic Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Basic Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
SECTION 5. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
SECTION 6.  All covenants and agreements in this
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 7.  In case any provision in this Supplemental
Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions
(or of the other series of Securities) shall not in any way be affected or impaired thereby.
SECTION 8.  Nothing in this Supplemental Indenture,
expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
SECTION 9.  This Supplemental Indenture and each
Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 10.  All terms used in this Supplemental
Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.
SECTION 11.  This Supplemental Indenture may be
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12. The recitals contained herein and in the Securities, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              Sprint Corporation




                          By:
                              Don A. Jensen,
                              Vice President and Secretary




Attest:


                              The First National Bank of
                              Chicago, as Trustee




                          By:
                              Name:
                              Title:




Attest:

                            EXHIBIT A

NO.  ______________                       CUSIP NO.  852061407

                     [Form of Face of DECS]

                       Sprint Corporation
          DECSSM(Debt Exchangeable for Common StockSM)
           8-1/4% Exchangeable Note due March 31, 2000
  (Subject to Exchange at Maturity into Shares of Common Stock,
       Par Value $1.00 Per Share, of Southern New England
                Telecommunications Corporation)
Sprint Corporation, a Kansas corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of _____________________ DOLLARS (or $31.875 for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on March 31, 2000 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from March 27, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on March 31, June 30, September 30 and December 31 in each year, commencing June 30, 1995, at the rate per annum specified in the title of this note computed quarterly for each Holder (a) in the case of the first quarterly interest payment payable on June 30, 1994, $0.6792 per DECS multiplied by the aggregate number of DECS registered in such Holder's name and
(b) in the case of each quarterly interest payment thereafter, $0.6573 per DECS multiplied by the aggregate number of DECS registered in such Holder's name (in each of (a) and (b), calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this DECS (or one or more Predecessor Securities) is registered at the close of business on the last day of the month next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on February 28, May 31, August 31 or November 30, as the case may be, and may be paid to the Person in whose name this DECS (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of common stock, par value $1.00 per share ("SNET Common Stock"), of Southern New England Telecommunications Corporation ("SNET") at the Exchange Rate (as defined below) and, as a result, the Holder of this DECS will not necessarily receive an amount equal to the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the SNET Common Stock as provided for in the Indenture, (a) if the Maturity Price (as defined below) is greater than or equal to $36.75 per share of SNET Common Stock (the "Threshold
Appreciation Price"), 0.86735 shares of SNET Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $31.875 per share of SNET Common Stock (the "Initial Price"), a fractional share of SNET Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of SNET Common Stock per DECS. No fractional shares of SNET Common Stock will be issued at Maturity as provided in the Indenture. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of SNET Common Stock, deliver cash in an amount equal to the value of such number of shares of SNET Common Stock at the Maturity Price as provided in the Indenture. The "Maturity Price" is defined as the average Closing Price per share of SNET Common Stock on the 20 Trading Days immediately prior to Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a Business Day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

Interest on this DECS will be payable, and delivery of SNET Common Stock (or, at the Company's option, cash in an amount equal to the value of such SNET Common Stock) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver SNET Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount
of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.
ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
DECS and Debt Exchangeable for Common Stock are service marks of Salomon Brothers Inc.
In Witness Whereof, Sprint Corporation has caused this instrument to be duly executed under its corporate seal.
Dated:
                              Sprint Corporation

                          by:
                        Name:
                       Title:

Attest:
Name:
Title:

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
                              THE FIRST NATIONAL BANK OF
                              CHICAGO, as Trustee,

                          by:
                              Authorized Signatory

                    [Form of Reverse of DECS]
                       Sprint Corporation
           8-1/4% Exchangeable Note due March 31, 2000
   (Subject to Exchange at Maturity into Shares of Common Stock,
        Par Value $1.00 Per Share, of Southern New England
                 Telecommunications Corporation)
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.
This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited to DECS, all such Securities issued and to be issued under an indenture dated as of July 1, 1992 between the Company and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture dated as of March 1, 1995 between the Company and The First National Bank of Chicago, as Trustee (herein collectively, the "Indenture"), pursuant to which the Company has designated The First National Bank of Chicago as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase of analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. The DECS is one of a series of the Securities designated as 8-1/4% Exchangeable Notes Due March 31, 2000.
The DECS may not be redeemed prior to Stated Maturity.
The provisions contained in the Indenture for legal defeasance and discharge of the entire principal of all the Securities of any series (or of certain covenants in the Indenture) upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS.
If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for SNET Common Stock (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at anytime by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.
No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the Security Register of the Company, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.
Certain terms used in this Security which are defined in the Indenture have the meanings set forth therein.
This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the Person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                  _____________________________
                          ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common   UNIF GIFT MIN -- ____ Custodian _____
                                                  (Cust)         (Minor)
TEN ENT -- as tenants by the entireties     Under Uniform Gifts to Minors
                                            Act ____________
JT TEN  -- as joint tenants with                  (State)
        right of survivorship and
        not as tenants in common
Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER I.D. OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE


(Please print or typewrite name and address including postal zip code of assignee)

the within DECS and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said DECS on the books of the Company, with full power of substitution in the premises.

Dated:


                         NOTICE: The signature to this
                         assignment must correspond with
                         the name as written up on the face
                         of the within DECS in every
                         particular, without alteration or
                         enlargement or any change
                         whatever.